Exhibit 99.3

AMENDMENT TO TAX MATTERS AGREEMENT

This AMENDMENT NO. 1 TO TAX MATTERS AGREEMENT, dated as of April 28, 2022 (this “Amendment”), is by and between Bausch Health Companies Inc., a corporation continued under the laws of the Province of British Columbia, Canada (“Parent”), and Bausch + Lomb Corporation, a company incorporated under the laws of Canada (“SpinCo”). Parent and SpinCo are each sometimes referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, on March 30, 2022, Parent and SpinCo entered into that certain Tax Matters Agreement (the “TMA”); and

WHEREAS, pursuant to Section 21(b) of the TMA, the Parties desire to amend the TMA as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Section 1. Amendments to the TMA. The Parties hereby agree to amend the TMA as follows:

a.	The definition of “Tax Representation Letters” in Section 1 of the TMA is hereby amended and restated in its entirety as follows;

““Tax Representations” means (i) the written information and representations set forth in the representation letters to be provided by Parent and SpinCo to the Tax Adviser in connection with the rendering by the Tax Adviser of the Tax Opinion and (ii) any written information and representations furnished by or on behalf of Parent or SpinCo to the IRS in connection with a U.S. Tax Ruling.”

b.	The definition of “US Tax Opinion” in Section 1 of the TMA is hereby amended by removing “US” and moving to the appropriate alphabetical location.

c.	Section 1 of the TMA is hereby amended by adding the following definition in the appropriate alphabetical location:

““U.S. Tax Ruling” has the meaning set forth in the Separation Agreement.”

d.	Section 9(a)(i)(C) of the TMA is hereby amended and restated in its entirety as follows:

“to take or fail to take any action in a manner that is inconsistent with the Tax Representations;”

e.	Section 9(a)(i)(D) of the TMA is hereby amended and restated in its entirety as follows:

“to repurchase stock of SpinCo other than in a manner that satisfies the requirements of Section 4.05(1)(b) of IRS Revenue Procedure 96-30 (as in effect prior to the amendment of such Revenue Procedure by IRS Revenue Procedure 2003-48) and consistent with any Tax Representations; or”

f.	Section 9(b)(iii) of the TMA is hereby amended and restated in its entirety as follows:

“Spinco shall not, and shall not permit any other member of the SpinCo Group to, take or fail to take any action that is inconsistent with the Tax Representations.”

g.	Section 9(b)(v)(B) of the TMA is hereby amended and restated in its entirety as follows:

“SpinCo shall not repurchase stock of SpinCo in a manner contrary to the requirements of Section 4.05(1)(b) of IRS Revenue Procedure 96-30 (as in effect prior to the amendment of such Revenue Procedure by IRS Revenue Procedure 2003-48) or inconsistent with any Tax Representations;”

h.	Section 10 of the TMA is hereby amended and restated in its entirety as follows:

“Section 10. U.S. Tax Ruling. In its sole and absolute discretion, Parent may elect to obtain a U.S. Tax Ruling. SpinCo hereby agrees that Parent shall have control over the process of obtaining any U.S. Tax Ruling, and that SpinCo shall not submit any request for a U.S. Tax Ruling without the prior written consent of Parent.”

Section 2. Effectiveness of Amendment. Upon the execution and delivery of this Amendment, the TMA will thereupon be deemed to be amended as hereinabove set forth effective as of the execution and delivery of this Amendment, and this Amendment and the TMA will henceforth respectively be read, taken and construed as one and the same instrument.

Section 3. Miscellaneous.

a.

Each Party represents on behalf of itself as follows: (a) it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Amendment and to consummate the transactions contemplated hereby; and (b) this Amendment has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

b.	Sections 21 through 30 of the TMA are incorporated herein by reference, mutatis mutandis, and shall govern the terms of this Amendment.

c.	Except as specifically provided for in Section 1 of this Amendment, the TMA will remain unmodified. The TMA remains in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent and SpinCo have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

BAUSCH HEALTH COMPANIES INC.

By	/s/ Thomas J. Appio
Name: Thomas J. Appio
Title: CEO, Pharma Business

BAUSCH + LOMB CORPORATION

By	/s/ Joseph C. Papa
Name: Joseph C. Papa
Title: Chief Executive Officer

[Signature Page to Amendment to Tax Matters Agreement]